SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


            Date of Report:                           October 20, 1995
            Date of earliest event reported:          October 19, 1995



                         AMERICAN GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)



           Texas                 1-7981               74-0483432
      (State or other        (Commission File         (IRS Employer
      jurisdiction of            Number)              Identification
      incorporation)                                    Number)


                 2929 Allen Parkway, Houston, Texas     77019
             (Address of principal executive offices)   (Zip Code)



      Registrant's telephone number, including area code: (713) 522-1111

Item 5.     Other Events.

            American General Corporation (the "company") and Independent Insurance Group, Inc. ("Independent") issued a joint News Release dated October 19, 1995, announcing the signing of a definitive agreement under which the company will acquire Independent for a total consideration of $362 million or $27.50 per share, subject to approval by Independent's shareholders and requisite regulatory authorities.


Item 7.     Financial Statements and Exhibits.

      (c)   Exhibits.

            Exhibit Number

            99 News Release dated October 19, 1995, announcing that the company and Independent have signed a definitive agreement under which the company will acquire Independent for a total consideration of $362 million or $27.50 per share, subject to approval by Independent's shareholders and requisite regulatory authorities.































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                                   SIGNATURE



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMERICAN GENERAL CORPORATION



Dated:  October 20, 1995            By:   /s/ AUSTIN P. YOUNG
                                          Senior Vice President and
                                          Chief Financial Officer











































                                 EXHIBIT INDEX



Exhibit
Number                          Description


  99 News Release dated October 19, 1995, announcing that the company and Independent have signed a definitive agreement under which the company will acquire Independent for a total consideration of $362 million or $27.50 per share, subject to approval by Independent's shareholders and requisite regulatory authorities.